EXHIBIT 21

Subsidiaries

Name	Ownership	Jurisdiction of Incorporation
Aerofin Corporation	100% owned by
	Ampco-Pittsburgh Securities V Corporation	New York

Ampco-Pittsburgh Securities	100% owned by
III Corporation	Ampco-Pittsburgh Corporation	Delaware

Ampco-Pittsburgh Securities	100% owned by
V Corporation	Ampco-Pittsburgh Corporation	Delaware

Ampco UES Sub, Inc.	100% owned by
	Union Electric Steel Corporation	Delaware

Buffalo Air Handling Company	100% owned by
	Ampco-Pittsburgh Corporation	Delaware

Buffalo Pumps, Inc.	100% owned by
	Ampco-Pittsburgh Corporation	Delaware

Union Electric Steel Corporation	100% owned by
	Ampco-Pittsburgh Securities V Corporation	Pennsylvania

Union Electric Steel B.V.B.A.	100% owned by
	3048568 Nova Scotia Company	Belgium

Union Electric Steel (UK) Limited	100% owned by Ampco UES
	Sub, Inc.	England

The Davy Roll Company Limited	100% owned by Union
	Electric Steel (UK) Limited	England

The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.